OPKO Health to Announce First Quarter 2018 Financial Results on May 8, 2018

MIAMI, May 2, 2018 – OPKO Health, Inc. (NASDAQ:OPK) plans to announce its operating and financial results for the three months ended March 31, 2018 after the close of the U.S. financial markets on Tuesday, May 8, 2018.

OPKO’s senior management will provide a business update and discuss its financial results in a conference call and live audio webcast beginning at 4:30 p.m. Eastern time on Tuesday, May 8, 2018.

Conference Call & Webcast Information

WHEN: Tuesday, May 8, 2018 at 4:30 p.m. Eastern time.
DOMESTIC DIAL-IN: (866) 634-2258
INTERNATIONAL DIAL-IN: (330) 863-3454
PASSCODE: 5976529
WEBCAST: http://investor.opko.com/events

For those unable to participate in the live conference call or webcast, a replay will be available beginning May 8, 2018 two hours after the close of the conference call. To access the replay, dial (855) 859-2056 or (404) 537-3406. The replay passcode is: 5976529. The replay can be accessed for a period of time on OPKO’s website at http://investor.opko.com/events.

About OPKO Health, Inc.
OPKO Health is a diversified healthcare company that seeks to establish industry leading positions in large, rapidly growing markets. Our diagnostics business includes Bio-Reference Laboratories, the nation’s third largest clinical laboratory with a core genetic testing business and a 400-person sales and marketing team to drive growth and leverage new products, including the 4Kscore® prostate cancer test and the Claros® 1 in-office immunoassay platform. Our pharmaceutical business features RAYALDEE, an FDA-approved treatment for secondary hyperparathyroidism in stage 3 and 4 chronic kidney disease patients with vitamin D insufficiency (launched in November 2016), OPK88003, a once or twice weekly oxyntomodulin for type 2 diabetes and obesity which is a clinically advanced drug candidate among the new class of GLP-1 glucagon receptor dual agonists, OPK88004, a SARM (Selective Androgen Receptor Modulator) for treating BPH (Benign Prostatic Hypertrophy), OPK88002, a NK-1 antagonist to treat pruritus (itching) in dialysis patients, and OPK88001, a proprietary oligonucleotide to treat Dravet Syndrome. In addition, the Company is advancing its CTP technology, which includes a long acting hGH-CTP, a once weekly human growth hormone injection (in phase 3 and partnered with Pfizer). OPKO also has production and distribution assets worldwide, multiple strategic investments and an active business development strategy. More information is available at www.opko.com.

CONTACTS

Company
OPKO Health, Inc.
David Malina, 305-575-4137
dmalina@opko.com
Director of Investor Relations

Investors
LHA Investor Relations
Miriam W. Miller, 212-838-3777
MMiller@lhai.com
or
Bruce Voss, 310-691-7100
bvoss@lhai.com

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